EXHIBIT 5.1

                [LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP]



                                      March 13, 2002



Front Porch Digital Inc.
20000 Horizon Way
Suite 120
Mt. Laurel, New Jersey 08054


                  Re: DISTRIBUTION OF UP TO 350,000 SHARES OF
                      COMMON STOCK OF FRONT PORCH DIGITAL INC.
                      PURSUANT TO THE 2000 EQUITY INCENTIVE PLAN
                      ------------------------------------------

Ladies and Gentlemen:

     We have acted as legal counsel for Front Porch Digital Inc., a Nevada corporation (the "Company"), in connection with the offer to certain selected employees, directors and officers of the Company of a total of up to 350,000 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable pursuant to the Company's 2000 Equity Incentive Plan (the "Plan"). We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

          (i) the Certificate of Incorporation of the Company as filed with the Secretary of State of Nevada on April 27, 1995, as amended;

          (ii) the Bylaws of the Company dated May 5, 1995;

          (iii) the Company's Registration Statement on Form S-8 covering the Shares ("Registration Statement");

          (iv) the Plan; and

          (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.
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Front Porch Digital Inc.
March 13, 2002
Page 2





     We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Pryor Cashman Sherman & Flynn LLP
                                           -------------------------------------